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                                 EXHIBIT 10.15.5

                         UNITED STATES BANKRUPTCY COURT
                                DISTRICT OF MAINE

                                              )
In re:                                        )   Chapter 11
                                              )
PEGASUS SATELLITE TELEVISION, INC., et al.,   )   Case No. 04-20878
                                              )
                                    Debtors.  )   (Jointly Administered)
                                              )

             ORDER PURSUANT TO 11 U.S.C. SECTIONS 363(b) AND 105(a)
                    AUTHORIZING AND APPROVING IMPLEMENTATION
                    OF SUPPLEMENTAL MANAGEMENT RETENTION PLAN

                Upon the motion dated August 27, 2004 (the "Motion") of Pegasus Satellite Television, Inc. and certain of its subsidiaries and affiliates, each a debtor and debtor-in-possession herein (collectively, the "Debtors"),(1) for entry of an order authorizing and approving implementation of the Debtors' supplemental management employee retention plan; and notice of the Motion having been given to all parties on the All Notices List as required by (and as defined in) the Order Establishing Case Management Procedures and Hearing Schedule dated July 9, 2004; and it appearing that no further notice is required; and it appearing that this Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157 and 1334; and it appearing that this is a core proceeding pursuant to 28 U.S.C. Section 157; and this Court having held a hearing on September 23, 2004 at 10:30 a.m. to consider the Motion; and all parties in interest having had

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(1)     The Debtors are: Argos Support Services Company, Bride Communications,
Inc., B.T. Satellite, Inc., Carr Rural TV, Inc., DBS Tele-Venture, Inc., Digital Television Services of Indiana, LLC, DTS Management, LLC, Golden Sky DBS, Inc., Golden Sky Holdings, Inc., Golden Sky Systems, Inc., Henry County MRTV, Inc., HMW, Inc., Pegasus Broadcast Associates, L.P., Pegasus Broadcast Television, Inc., Pegasus Broadcast Towers, Inc., Pegasus Media & Communications, Inc., Pegasus Satellite Communications, Inc., Pegasus Satellite Television of Illinois, Inc., Pegasus Satellite Television, Inc., Portland Broadcasting, Inc., Primewatch, Inc., PST Holdings, Inc., South Plains DBS, LP., Telecast of Florida, Inc., WDSI License Corp., WILF, Inc., WOLF License Corp., WTLH License Corp.

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an opportunity to be heard with respect to the Motion at that time; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors; after due deliberation and sufficient cause appearing therefor, it is hereby

                ORDERED, that the Motion is granted; and it is further

                ORDERED, that any responses or objections to the entry of this Order or the relief requested in the Motion, not previously withdrawn, waived, resolved or settled, and all reservations of rights included therein, are hereby denied and overruled on the merits with prejudice; and it is further

                ORDERED, that the terms and conditions of the Supplemental Retention Plan(2) with respect to Mr. Lodge are approved and authorized under sections 363(b) and 105(a) of the Bankruptcy Code; and it is further

                ORDERED, that the Debtors are authorized, but not directed, to make the Closing Payment after the date of this Order and to make the Plan Payment upon the consummation of a chapter 11 plan or plans for the Debtors and to pay Mr. Lodge's COBRA Benefits, if necessary, up to a maximum amount of $21,600 without further order of the Court; and it is further

                ORDERED, that the payment of the Closing Payment, the Plan Payment and Mr. Lodge's COBRA Benefits, if necessary, up to a maximum amount of $21,600 would be fully allocated to the Debtors and would each constitute an offset against any payments that Mr. Lodge may be allowed under the Employment Agreement; and it is further

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(2)     Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Motion.

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                ORDERED, that the Court shall retain jurisdiction to hear and determine all matters arising from the implementation of this Order.

Dated:


                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE

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